Exhibit 99.1

FOR IMMEDIATE RELEASE

Date: November 16, 2004

Contact:	Community Banks, Inc. Donald F. Holt, EVP/CFO (717) 920-5801, Fax (717) 920-1683	PennRock Financial Services Melvin Pankuch, EVP/CEO (717) 354-3504, Fax (717) 354-2436

COMMUNITY BANKS AND PENNROCK ANNOUNCE STRATEGIC MERGER

Harrisburg, PA—The Boards of Directors of Community Banks, Inc. (Listed on NASDAQ: CMTY) and PennRock Financial Services Corp. (Listed on NASDAQ: PRFS), parent company of Blue Ball National Bank, have unanimously approved the signing of a definitive agreement pursuant to which Community and PennRock Financial will combine under Community’s charter. Following consummation, the joint banking and financial services franchise will include 67 banking offices in 11 counties throughout the geographic center of Pennsylvania, extending from the Pocono region in the north to just south of the Pennsylvania/Maryland border. The combination will dramatically increase the combined company’s presence in the south central Pennsylvania market, including significant coverage of the vibrant Harrisburg, Lancaster and York regions, with combined assets totaling over $3 billion. After the combination, Community Banks, Inc. would become the 8th largest bank holding company headquartered in the Commonwealth of Pennsylvania; it currently ranks as the 12th largest.

Under the terms of the definitive agreement signed on November 16, 2004, each shareholder of PennRock Financial Services Corp will receive 1.4 shares of Community Banks, Inc. in exchange for each share of PennRock common stock. Based upon Community’s ten-day average share price of $29.89 prior to the announcement, the value of the transaction will approximate $326 million. The exchange represents a price of $41.85 for each share of PennRock’s stock. The transaction is expected to be accretive in the first full year after the merger. The merger is subject to required regulatory approvals and separate voting by the shareholders of both Community and PennRock.

“This partnership creates one of the most prominent banking and financial services companies in central Pennsylvania and will serve one of the state’s fastest-growing business and consumer markets”, said Eddie L. Dunklebarger, President and CEO of Community Banks, Inc. “The cultural fit of our respective companies is remarkable, with our common emphasis on localized service delivered by professionals who live and work within our markets. This partnership links two ‘like-minded companies’ that place a premium on providing extraordinary personal service while larger competitors continue to drift away from local ties to their communities.”

Melvin Pankuch, Executive Vice President and CEO of PennRock Financial Services Corp, announced earlier in 2004 that he would be retiring at the end of 2005. Mr. Pankuch, was instrumental in identifying the inherent benefits of the affiliation, and has agreed to stay on and remain with the combined company as Vice Chairman to ensure a smooth transition.

“There were many reasons why the Board of Directors and our management team felt that consideration of a strategic partnership with Community Banks made sense for our shareholders, customers, and employees,” Pankuch said in connection with the announcement. “The blending of these two companies, which have similar markets, similar operating philosophies, and proven track records of financial performance, made this affiliation a very natural progression in the evolution of both of our franchises,” he added.

Following the merger, the 17 offices of Blue Ball will operate as Blue Ball Bank, a separate division under the charter of Community Banks. Pursuant to the terms of the agreement, six members of PennRock’s corporate Board of Directors will join the Board of Directors of Community Banks, Inc., which will have a total of 15 corporate board members following the completion of the merger. Contemporaneously with the execution of the agreement, the subsidiary banks entered into a bank merger agreement. PennRock will also have regional representation through the combined bank board of directors and will also establish a separate regional advisory board, similar to the regional boards currently in place within Community’s existing franchise. Community and PennRock remain committed to maintaining close relationships with influential and civic-minded business leaders within its geographic footprint.

Both Community and PennRock have been among the fastest growing banks in the central Pennsylvania market. Growth has been influenced by the favorable demographics within their attractive primary markets, the positive effect of organic office expansion, and by the acquisition of a number of integrated financial service businesses. Furthermore, both franchises have benefited from the diminishing presence of larger banks that are no longer headquartered within the region. As an example, Community has been named one the 50 fastest-growing companies by the Central Pennsylvania Business Journal for the last 5 consecutive years, while PennRock has experienced growth metrics very similar to those of Community.

Community Banks Inc., a holding company with nearly $2 billion in assets and 50 banking offices, is headquartered in Harrisburg, Pennsylvania, which will remain the corporate offices. PennRock, with its 17 banking offices and nearly $1.1 billion in assets, operates 10 offices in Lancaster County; 5 in Berks County near Reading, Pennsylvania; and 2 additional offices in nearby Chester County.

Sandler O’Neil & Partners, L.P. acted as financial advisor, while Mette, Evans, and Woodside of Harrisburg provided legal counsel to Community. Griffin Financial Group acted as financial advisor to PennRock and Stevens & Lee acted as PennRock’s legal counsel.

Community Banks, Inc. and PennRock will be hosting a joint conference call concerning the acquisition announcement at 10:30 AM (Eastern Standard Time) on Tuesday,

November 16, 2004. Interested parties should call 800-391-2548 and supply Verbal passcode VH232754 as early as 10:15 AM. Community has provided a copy of the outline of the presentation under the “investor relations” portion of its website at www.communitybanks.com which will be the basis for the discussion of the transaction on the conference call and will be made available prior to the call. Interested parties are invited to access and print the presentation outline just prior to the call. Such presentation will remain available on the website following the conference call. Eddie L. Dunklebarger, President and CEO and Donald F. Holt, EVP and CFO of Community Banks, Inc will participate in the call and will be joined by Melvin Pankuch, Executive Vice President and CEO of PennRock.

This press release contains “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community’s and PennRock’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of their businesses. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community and PennRock undertake no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.

The following disclosure is made in accordance with Rules 165 and 14a-12 of the Securities and Exchange Commission (“SEC”).

Community urges its shareholders and the shareholders of PennRock Financial Services Corp., as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger. This proxy statement/prospectus will contain important information about Community, PennRock, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at http://www.sec.gov. It will also be available for free from Community and PennRock. You may direct such a request to either of the following persons:

Patricia E. Hoch, Senior Vice President and Secretary	Shannan Guthrie, Investor Relations Officer
750 East Park Drive Harrisburg, Pennsylvania 17111 Phone: (717) 920-1698	1060 Main St. Blue Ball, Pennsylvania 17506 Phone: (717) 354-3612

In addition to the proposed registration statement and proxy statement/prospectus, Community and PennRock file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community or PennRock at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Community’s and

PennRock’s filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC’s web site at http://www.sec.gov.

Community, PennRock and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties’ proxy statements for their annual meetings of shareholders in 2004, previously filed with the SEC. These documents are available for free on the SEC’s website at http://www.sec.gov and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.